Exhibit (c)(4)

Section I Lake Public Market Overview

Lake Public Market Overview Company Snapshot (1) Options calculated using the treasury stock method; currently < 50,000 shares. (2) Fiscal year ending January 30, 2010 used in place of Calendar year end. (3) Assumes net debt of $309.0 million based on average debt and cash for FY 2009 based on quarterly actuals and estimates provided by Company. Summary Trading Statistics Estimates Summary - ($ in millions) (2) Project Lake GMTN LTM (3) 2009E Street 2009E MGMT Current Stock Price as of September 17, 2009 $3.96 Revenue $1,078.1 $1,102.2 $1,079.5 1 Week Prior $3.90 Adjusted EBITDA $44.7 $39.7 $49.3 4 Weeks Prior $5.77 3 Months Prior $6.04 6 Months Prior $2.18 Fully Diluted Valuation Summary 12 Months Prior $3.33 LTM 2009E Street 2009E MGMT Fully Diluted Company Value/Revenue 0.4x 0.4x 0.4x In the last 52 weeks, the stock has closed at: Fully Diluted Company Value/EBITDA 9.1x 10.2x 8.2x A closing price high of: $6.42 A closing price low of: $1.00 Current stock price as a % of 52 week high 61.7% Fully Diluted Summary Capitalization ($ in millions) (1) Common Shares Outstanding (millions) 24.2 Common Stock Equivalents as of September 17, 2009 (millions) NM Fully Diluted Share Count 24.2 Current Stock Price as of September 17, 2009 $3.96 Fully Diluted Market Capitalization $95.8 Plus: Debt (3) 310.5 Less: Cash and Marketable Securities (3) 1.5 Fully Diluted Company Value $404.8 Page 3

Page 4 Lake Sporting Goods Retailers NASDAQ Composite 0.2% 0.8% 19.5% 1-Year Relative Price Performance (1) Sporting Goods Retailers Index: BGFV, CAB, DKS, GOLF, HIBB. (1) As of September 15, 2009. Lake Public Market Overview 0 50 100 150 200 250 Sep-08 Oct-08 Nov-08 Dec-08 Jan-09 Feb-09 Mar-09 Apr-09 May-09 Jun-09 Jul-09 Aug-09

Page 5 Lake Sporting Goods Retailers NASDAQ Composite 8.9% 8.5% 31.1% 1-Month Relative Price Performance (1) Sporting Goods Retailers Index: BGFV, CAB, DKS, GOLF, HIBB. (1) As of September 15, 2009. Lake Public Market Overview 9/1: Second Quarter Earnings Results Announced 0 20 40 60 80 100 120 140 8/17/09 8/19/09 8/21/09 8/23/09 8/25/09 8/27/09 8/29/09 8/31/09 9/2/09 9/4/09 9/6/09 9/8/09 9/10/09 9/12/09 9/14/09

Page 6 1-Year Closing Price Analysis (1) (1) As of September 17, 2009. Lake Public Market Overview 27.6% 14.1% 11.5% 9.9% 36.9% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 50.0% $1.00 - $2.08 $2.09 - $3.18 $3.19 - $4.27 $4.28 - $5.37 $5.38 - $6.42 Share Price Range Percentage of Total Volume

Page 7 1-Month Closing Price Analysis (1) (1) As of September 17, 2009. Lake Public Market Overview 21.5% 6.2% 9.5% 13.6% 49.2% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% $3.86 - $4.37 $4.38 - $4.89 $4.90 - $5.42 $5.43 - $5.94 $5.95 - $6.42 Share Price Range Percentage of Total Volume

Page 8 Annotated 1-Year Price Volume Analysis (1) (1) As of September 17, 2009. 11/13: Preliminary Third Quarter Earnings Results Announced 2/17: Preliminary Fourth Quarter Earnings Results Announced 6/3: First Quarter Earnings Results Announced 9/1: Second Quarter Earnings Results Announced Lake Public Market Overview $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 Sep-09 Aug-09 Jun-09 May-09 Apr-09 Feb-09 Jan-09 Nov-08 Oct-08 Stock Price 0 100 200 300 400 500 600 700 800 900 Volume (000's)

Page 9 1-Month Price Volume Analysis (1) (1) As of September 17, 2009. Lake Public Market Overview 9/1: Second Quarter Earnings Results Announced 23.4 49.3 91.6 282.1 50.4 84.9 125.8 42.6 0.0 50.4 20.3 80.4 187.7 36.2 18.4 19.2 31.7 38.9 31.8 27.7 27.1 10.2 17.7 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 17-Sep 16-Sep 15-Sep 14-Sep 11-Sep 10-Sep 9-Sep 8-Sep 7-Sep 4-Sep 3-Sep 2-Sep 1-Sep 31-Aug 28-Aug 27-Aug 26-Aug 25-Aug 24-Aug 21-Aug 20-Aug 19-Aug 18-Aug Stock Price 0 50 100 150 200 250 300 Volume (000's)

Page 10 1-Year Short Interest Price Volume Analysis Lake Public Market Overview Source: Capital IQ. Lake Stock Price, Volume and Short Interest from 8/31/08 to 8/31/09 0 500 1,000 1,500 2,000 2,500 3,000 Aug-09 Jul-09 Jun-09 May-09 Apr-09 Mar-09 Feb-09 Jan-09 Dec-08 Nov-08 Oct-08 Sep-08 Volume and Short Interest (000's) $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 Stock Price Volume Price Short Interest

Section II Summary Valuation Analysis

Summary Valuation Analysis Lake Summary Valuation Lake Company Value Snapshot Fully Diluted Summary Capitalization ($ mm) Common Shares Outstanding (millions) 24.2 Common Stock Equivalents as of September 17, 2009 (millions) NM (1) Fully Diluted Share Count 24.2 Current Stock Price as of September 17, 2009 $3.96 Fully Diluted Market Capitalization $95.8 Plus: Debt (2) $310.5 Plus: Cash (2) $1.5 Fully Diluted Company Value $404.8 EBITDA Multiple Analysis EBITDA Implied EBITDA Multiples ($ mm) $3.00 $4.00 $5.00 $6.00 $7.00 LTM @ August 29, 2009 $44.7 8.5x 9.1x 9.6x 10.2x 10.7x Street FY 2009 Estimate $39.7 9.6x 10.2x 10.8x 11.4x 12.0x Management FY 2009 Forecast $49.3 7.7x 8.2x 8.7x 9.2x 9.7x Premiums Analysis Average Premium Premium Premium Premium Premium Share Price @ $3.00 @ $4.00 @ $5.00 @ $6.00 @ $7.00 One Day $3.96 -24.2% 1.0% 26.3% 51.5% 76.8% One Week Average $3.94 -23.8% 1.6% 27.0% 52.4% 77.8% Average Starting September 1, 2009 (3) $4.13 -27.4% -3.2% 21.0% 45.2% 69.4% Four Week Average $4.71 -36.2% -15.0% 6.3% 27.5% 48.8% (1) Fewer than 50,000 calculated using the treasury stock method. (2) Average debt and cash for FY 2009 based on quarterly actuals and estimates provided by Company. At August 1, 2009, debt and cash were $329.9 million and $1.5 million, respectively, according to the Company's Quarterly Report on Form 10-Q. (3) The Company released second quarter earnings before the market opened on September 1, 2009. Page 12

Offer Price: $4.20 Summary Valuation Analysis Lake Summary Valuation – Comparable Public Companies In $ millions, except per share data (1) Assumes net debt of $309.0 million based on average debt and cash for FY 2009 based on quarterly actuals and estimates provided by Company. $25.87 $26.24 $25.30 $25.87 $25.48 $25.17 Low 0.18x 0.18x 0.18x 4.60x 4.32x 4.18x 12.11x 0.18x 0.18x 0.18x 4.60x 4.32x 4.18x 12.11x Mean 0.51x 0.50x 0.48x 7.30x 7.06x 6.20x 18.27x 0.51x 0.50x 0.48x 7.30x 7.06x 6.20x 18.27x Median 0.46x 0.45x 0.44x 8.52x 7.50x 6.87x 20.08x 0.46x 0.45x 0.44x 8.52x 7.50x 6.87x 20.08x High 0.90x 0.89x 0.83x 8.71x 8.91x 7.89x 20.83x 0.90x 0.89x 0.83x 8.71x 8.91x 7.89x 20.83x Offer Price Implied Multiple 0.38x 0.37x 0.36x 9.18x 10.34x 7.31x NEG 0.38x 0.38x 0.36x 9.18x 8.32x 5.67x NEG Company Statistic $1,078.1 $1,102.2 $1,144.7 $44.7 $39.7 $56.2 ($6.4) $1,078.1 $1,079.5 $1,140.8 $44.7 $49.3 $72.4 ($6.4) ($5.52) Comp. Companies - Street Estimates (1) $7.53 $7.63 $7.76 $3.68 $1.85 ($3.06) $1.25 $7.53 $7.22 $7.69 $0.73 ($3.95) ($0.26) ($2.44) $9.71 $9.99 $9.81 $2.97 $12.08 $1.63 $9.71 $9.54 $9.73 $2.97 $1.62 $5.78 $12.98 $13.13 $13.30 $0.73 ($0.47) $8.46 $12.11 $13.13 $12.82 $12.97 $2.52 $7.74 $13.86 ($5.51) $5.39 $5.92 ($1.19) ($3.06) $3.33 $10.67 ($3.21) ($10.00) ($5.00) $0.00 $5.00 $10.00 $15.00 LTM Revenue 2009 Revenue 2010 Revenue LTM EBITDA 2009 EBITDA 2010 EBITDA LTM Earnings LTM Revenue 2009 Revenue 2010 Revenue LTM EBITDA 2009 EBITDA 2010 EBITDA LTM Earnings ($10.00) ($5.00) $0.00 $5.00 $10.00 $15.00 $5.54 ($4.81) ($5.31) ($5.51) ($4.46) ($4.41) ($4.84) ($4.81) ($4.64) ($4.43) ($4.84) ($5.31) ($4.26) ($4.26) ($5.67) $3.20 $1.85 $3.33 $3.33 Comparable Companies - Management Estimates (1) $2.25 Page 13

Summary Valuation Analysis Lake Summary Valuation –M&A and DCF In $ millions, except per share data Offer Price: $4.20 (1) Assumes net debt of $309.0 million based on average debt and cash for FY 2009 based on quarterly actuals and estimates provided by Company. $65.07 Low 0.19x 4.74x Mean 0.72x 8.82x Median 0.63x 8.64x High 1.85x 12.51x Offer Price Implied Multiple 0.38x 9.18x Company Statistic $1,078.1 $44.7 DCF ($4.41) ($4.01) $2.75 $10.18 $8.20 ($10.00) ($7.50) ($5.00) ($2.50) $0.00 $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 $17.50 $20.00 LTM Revenue LTM EBITDA 17-21% Discount ($5.00) ($2.50) $0.00 $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 $17.50 $20.00 M&A (1) EBITDA Mult. Range 6.5x - 8.5x $3.53 $3.45 ($4.41) $3.19 $5.28 $18.57 $15.06 Page 14

Summary Valuation Analysis Lake Summary Valuation – Trading Range and Premiums In $ millions, except per share data Offer Price: $4.20 $15.01 $22.38 $15.86 $50.28 Low -9.1% -9.6% -10.8% -10.8% -26.7% -43.6% -40.1% Mean 51.8% 52.6% 49.8% 49.8% 68.1% 66.8% 76.3% Median 37.5% 38.0% 37.5% 37.5% 41.6% 39.4% 42.5% High 216.7% 219.7% 219.1% 219.1% 465.2% 306.7% 771.4% Offer Price Implied Multiple 6.1% 6.7% 1.6% -10.7% 6.1% 7.7% -27.2% Company Statistic $3.96 $3.94 $4.13 $4.71 $3.96 $3.90 $5.77 Trading Range $3.86 $3.86 $3.69 $2.18 $3.60 $3.56 $4.20 $2.90 $2.20 $3.46 $5.86 $6.42 $6.42 ($5.00) ($2.50) $0.00 $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 One Month Three Month Six Month One Day One Week - Average Average Starting 9/1/09 Four Week - Average One Day One Week - Point in Time Four Week - Point in Time ($5.00) ($2.50) $0.00 $2.50 $5.00 $7.50 $10.00 $12.50 $15.00 Premiums - Reverse Split Closing Price Trading Range $5.45 $6.01 $6.01 $6.47 $7.05 $10.17 $6.66 $5.61 Premiums - M&A $6.51 $5.44 $8.22 $5.43 $3.21 $3.14 $12.54 $12.59 $5.68 $6.19 $13.18 Page 15

Appendix A Comparable Public Company Analysis Detail

The Comparable Public Company Analysis reviews securities of publicly-traded companies deemed comparable to the Company’s business. It is generally accepted that share pricing in the public market reflects the value of a minority interest and does not reflect any control premium. Further, share pricing in the public market incorporates a wide range of factors including general economic conditions, interest rates, inflation and investor perceptions. The analysis focused on publicly-traded companies with the following SIC codes: 4941 Sporting Goods and Bicycle Shops; and 4940 Miscellaneous Shopping Goods Stores. Market capitalizations between $15 million and $3.5 billion. Companies which Greene Holcomb & Fisher deemed similar to the Company’s business. The search yielded the following 5 companies: Comparable Public Company Analysis Big 5 Sporting Goods Corp. Cabela’s Inc. Dick’s Sporting Goods Inc. Golfsmith International Holdings Inc. Hibbett Sports, Inc. Appendix A Page 17

Appendix A

Comparable Public Company Analysis (1,2)

GH&F

($ in millions - except per share data)

Company	Closing Price @ 09/17/09	Market Cap	Company Value	Company Value / Revenue LTM	Company Value / Revenue CY 09E	Company Value / Revenue CY 10P	Company Value / EBITDA LTM	Company Value / EBITDA CY 09E	Company Value / EBITDA CY 10P	Price / Earnings LTM	Price / Earnings CY 09E	Price / Earnings CY 10P
Big 5 Sporting Goods Corp.	$15.00	$323	$397	0.46x	0.45x	0.44x	8.52x	7.50x	6.87x	20.83x	16.67x	14.71x
Cabela's Inc.	$13.20	$889	$930	0.36x	0.36x	0.36x	4.60x	4.32x	4.31x	12.11x	11.38x	11.00x
Dick's Sporting Goods Inc.	$22.88	$2,748	$2,725	0.65x	0.64x	0.60x	8.58x	8.71x	7.89x	20.80x	21.19x	18.75x
Golfsmith International Holdings Inc.	$2.58	$41	$63	0.18x	0.18x	0.18x	6.11x	5.84x	4.18x	NEG	NM	13.58x
Hibbett Sports, Inc.	$18.25	$525	$510	0.90x	0.89x	0.83x	8.71x	8.91x	7.76x	19.35x	20.05x	16.90x
			Low	0.18x	0.18x	0.18x	4.60x	4.32x	4.18x	12.11x	11.38x	11.00x
			Mean	**0.51x**	**0.50x**	**0.48x**	**7.30x**	**7.06x**	**6.20x**	**18.27x**	**17.32x**	**14.99x**
			Median	**0.46x**	**0.45x**	**0.44x**	**8.52x**	**7.50x**	**6.87x**	**20.08x**	**18.36x**	**14.71x**
			High	0.90x	0.89x	0.83x	8.71x	8.91x	7.89x	20.83x	21.19x	18.75x
Lake (Street)	$3.96	$96	$405	0.38x	0.37x	0.35x	9.05x	10.20x	7.20x	NEG	NEG	11.31x
Lake (Management)				0.38x	0.37x	0.35x	9.05x	8.21x	5.59x	NEG	14.47x	NA

(1) Total shares outstanding calculated using the treasury stock method to incorporate outstanding options and warrants.

(2) Assumes net debt of $309.0 million based on average debt and cash for FY 2009 based on quarterly actuals and estimates provided by Company.

Page 18

Page 19 Comparable Public Company Analysis Appendix A ($ in millions - except per share data) LTM CY 09E CY 10P LTM CY 09E CY 10P LTM CY 09E CY 10P Big 5 Sporting Goods Corp. (1) $869 $884 $912 $47 $53 $58 $0.72 $0.90 $1.02 Cabela's Inc. (2) $2,580 $2,584 $2,601 $202 $215 $216 $1.09 $1.16 $1.20 Dick's Sporting Goods Inc. (3) $4,218 $4,275 $4,540 $318 $313 $346 $1.10 $1.08 $1.22 Golfsmith International Holdings Inc. (4) $353 $346 $357 $10 $11 $15 ($0.12) $0.01 $0.19 Hibbett Sports, Inc. (5) $569 $576 $614 $58 $57 $66 $0.94 $0.91 $1.08 Lake (Street) (6) $1,078 $1,102 $1,145 $45 $40 $56 ($0.26) ($0.04) $0.35 Lake (Management) (6) $1,078 $1,080 $1,141 $45 $49 $72 ($0.26) $0.27 NA (1) LTM as of 6/28/09; LTM EBITDA includes $1.5 million charge due to company error in reporting of rent expense. (2) LTM as of 6/27/09; LTM EBITDA excludes $13.4 million in impairment charges. (3) LTM as of 8/1/09; LTM EBITDA excludes $216 million of impairment charges and gains on sale of assets. (4) LTM as of 7/4/09; LTM EBITDA excludes $887,000 of stock based compensation, pre-opening costs and restructuring charges. (5) LTM as of 8/1/09. (6) LTM as of 8/29/09. Source: LTM from company filings and CapIQ; estimates from Thomson Financial. EBITDA Company Revenue EPS

Page 20 Comparable Public Company Analysis Appendix A ($ in millions - except per share data) 5yr Gross EBIT EBITDA Big 5 Sporting Goods Corp. $3 $78 24.0% 13.0% 32.7% 3.3% 5.4% Cabela's Inc. $481 $522 58.7% 11.4% 39.4% 5.3% 7.8% Dick's Sporting Goods Inc. $51 $29 1.0% 16.2% 27.6% 0.0% 7.5% Golfsmith International Holdings Inc. $6 $28 68.8% 10.0% 33.6% 0.0% 2.9% Hibbett Sports, Inc. $16 $0 0.1% 15.8% 32.5% 7.8% 10.3% Lake (1) $2 $310 324.0% 12.0% 20.0% 0.7% 4.1% (1) Average debt and cash for FY 2009 based on quarterly actuals and estimates provided by Company. Company LTM Margins EPS Growth Debt Cash Debt/ Market Cap

Appendix B Comparable Transactions Analysis Detail

Appendix B The Comparable Transactions Analysis encompasses a review of transactions involving acquired entities deemed comparable to the Company’s business. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, industry and popular reports, databases and other sources. The analysis reviewed a group of transactions selected based on the following: Transactions where the target had one of the following SIC codes: 4941 Sporting Goods and Bicycle Shops; and 4940 Miscellaneous Shopping Goods Stores. Transaction value greater than $50 million and less than $3.5 billion; Public and private targets in which greater than 90% of the company was acquired; Transactions announced between January 1, 2005 and September 17, 2009; Excludes repurchases, minority interests and hostile transactions; and Transactions which GH&F deemed similar to the proposed transaction. This search process yielded 21 transactions which satisfied the selection criteria. Comparable Transactions Analysis Detail Page 22

Appendix B

GH&F

Comparable Transaction Analysis (1)

(Dollars in Millions)

Date Announced	Date Effective	Target Name	Acquirer Name	Value of Transaction	Enterprise Value	LTM Net Sales	LTM EBITDA	LTM EBITDA Margin	Enterprise Value / LTM Net Sales	Enterprise Value / LTM EBITDA
9/3/2008	10/15/2008	Hudson Group	Dufry AG	$770.7	$818.7	$666.0	$85.0	12.8%	1.2x	9.6x
8/14/2008	9/24/2008	Sleep Country Canada Income Fund	Westerkirk Capital Inc., Others	$311.5	$324.3	$345.5	$37.6	10.9%	0.9x	8.6x
12/6/2007	12/6/2007	Overton's, Inc.	Gander Mountain Co.	$70.0	$70.0	$93.5	$8.6	9.2%	0.7x	8.1x
11/26/2007	11/30/2007	Chick's Sporting Goods, Inc.	Dick's Sporting Goods Inc.	$74.2	$74.2	$126.7	NA	NA	0.6x	NA
9/17/2007	11/15/2007	Factory Card & Party Outlet Corp.	Amscan Holdings Inc.	$69.6	$69.1	$240.9	$7.2	3.0%	0.3x	9.7x
6/27/2007	10/9/2007	Guitar Center Inc.	Bain Capital, LLC	$2,093.4	$2,079.5	$2,093.7	$170.2	8.1%	1.0x	12.2x
3/20/2007	5/29/2007	Claire's Stores Inc.	Apollo Management, Others	$3,079.8	$2,738.9	$1,481.0	$315.3	21.3%	1.8x	8.7x
2/8/2007	3/16/2007	GNC Corp.	Ares Private Equity, Teachers' Private Capital	$1,469.3	$1,445.2	$1,487.1	$142.4	9.6%	1.0x	10.2x
11/13/2006	2/13/2007	Golf Galaxy, Inc.	Dick's Sporting Goods Inc.	$223.3	$213.5	$250.1	$19.1	7.7%	0.9x	11.2x
7/13/2006	10/26/2006	Petco Animal Supplies Inc.	Leonard Green & Partners, Texas Pacific Group	$1,828.3	$1,795.1	$2,037.5	$213.8	10.5%	0.9x	8.4x
5/9/2006	5/31/2006	ShopKo Stores Inc.	Spirit Finance Corporation	$1,116.9	$1,083.7	$3,068.5	$195.6	6.4%	0.4x	5.5x
1/22/2006	5/3/2006	Sports Authority Inc.	Leonard Green & Partners, Green Equity Investors	$1,424.5	$1,396.2	$2,482.0	$171.5	6.9%	0.6x	8.1x
1/18/2006	4/13/2006	Burlington Coat Factory Warehouse	Bain Capital, LLC	$2,070.3	$1,864.9	$3,351.4	$273.4	8.2%	0.6x	6.8x
10/29/2005	3/6/2006	Northern Department Store Group	Bon-Ton Stores, Inc.	$1,185.0	$1,185.0	$2,200.0	NA	NA	0.5x	NA
11/8/2005	2/14/2006	Linens 'n Things	Apollo Management, L.P., Others	$1,300.8	$1,263.1	$2,649.3	$149.9	5.7%	0.5x	8.4x
10/18/2005	12/28/2005	ShopKo Stores Inc.	Sun Capital Partners, Inc., Others	$1,130.4	$1,167.6	$3,068.5	$195.6	6.4%	0.4x	6.0x
10/27/2005	12/27/2005	Goody's Family Clothing Inc.	Prentice Capital Management LP , GMM Capital	$304.2	$235.3	$1,253.9	$24.2	1.9%	0.2x	9.7x
9/26/2005	12/23/2005	Party City Corp	Amscan Holdings Inc.	$360.7	$349.7	$503.9	$28.0	5.5%	0.7x	12.5x
4/17/2005	10/8/2005	Electronics Boutique Holdings Corp.	GameStop Corp.	$1,437.5	$1,262.2	$1,989.4	$116.8	5.9%	0.6x	10.8x
4/15/2005	10/4/2005	Brookstone Inc.	Osim International Ltd., Others	$440.5	$391.2	$501.7	$47.3	9.4%	0.8x	8.3x
1/9/2005	4/27/2005	Hollywood Entertainment Corp.	Movie Gallery, Inc.	$1,272.1	$1,078.3	$1,782.4	$227.5	12.8%	0.6x	4.7x
			Low	$69.6	$69.1	$93.5	$7.2	1.9%	0.2x	4.7x
			Mean	**$1,049.2**	**$995.5**	**$1,508.2**	**$127.8**	**8.5%**	**0.7x**	**8.8x**
			Median	**$1,130.4**	**$1,083.7**	**$1,487.1**	**$142.4**	**8.1%**	**0.6x**	**8.6x**
			High	$3,079.8	$2,738.9	$3,351.4	$315.3	21.3%	1.8x	12.5x

(1) Per Capital IQ, SDC and public filings.

Page 23

Appendix C Premium Analysis Detail

Appendix C GH&F performed a premium analysis on transactions in which target company performed a reverse split and subsequently de-registered shares under the Securities Exchange Act of 1934, as amended. The analysis examines the premiums represented by the payment per share of the transactions as compared to the average market prices of the targets over certain periods of time. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, databases and other sources. The comparable transactions used in this analysis were selected based on the following: All industry types; and Deals completed between January 1, 2006 and September 17, 2009. This search yielded 31 transactions which satisfied the selection criteria. Premium Analysis Detail – Reverse Stock Splits, Going Private Page 25

Appendix C

Premium Analysis Detail – Reverse Stock Splits Going Private [(1)]

			Split Mechanics		Premium Over Average Price		
Announcement	Effective	Company	Split	Payment per Share	One Day	One Week	Four Week
5/5/2009	6/29/2009	Callwave, Inc.	1:5,000	$1.15	43.8%	39.9%	55.8%
1/21/2009	3/30/2009	Renegy Holdings, Inc.	1:2,000	$0.74	89.7%	93.5%	114.5%
12/10/2008	3/20/2009	Grill Concepts, Inc.	1:35	$1.50	100.0%	71.2%	80.5%
9/29/2008	3/23/2009	The Middleton Doll Company	1:1,000	$0.50	117.4%	142.7%	141.7%
8/25/2008	2/20/2009	Computer Horizons Corp.	1:500	$0.30	-9.1%	-9.6%	-10.8%
7/17/2008	1/21/2009	Careguide, Inc.	1:50,000	$0.14	133.3%	100.0%	96.1%
6/30/2008	10/6/2008	Gouverneur Bancorp, Inc.	1:100	$10.00	24.1%	19.8%	17.4%
4/14/2008	8/20/2008	Peoples-Sidney Financial Corp.	1:600	$13.47	11.8%	11.8%	16.5%
2/29/2008	5/7/2008	First Bancorp of Indiana	1:300	$14.00	16.6%	16.0%	13.9%
1/2/2008	1/4/2008	Oregon Pacific Bancorp	1:500	$13.00	43.6%	43.6%	43.3%
12/21/2007	5/20/2008	Jaclyn Inc.	1:250	$10.21	70.2%	60.0%	56.9%
10/5/2007	2/7/2008	Magstar Technologies, Inc.	1:2,000	$0.43	41.7%	93.2%	58.9%
7/2/2007	11/13/2007	Citizens Financial Corp.	1:250	$7.25	10.9%	10.9%	11.9%
5/1/2007	12/6/2007	Harold's Stores, Inc.	1:1,000	$0.30	25.0%	33.9%	-4.4%
2/21/2007	7/23/2007	Ohio State Bankshares	1:150	$95.00	1.7%	1.7%	1.7%
2/12/2007	8/13/2007	BNS Holding Inc.	1:200	$13.62	0.0%	0.1%	0.7%
1/8/2007	6/14/2007	K-Tel International, Inc.	1:5,000	$0.10	216.7%	216.7%	153.3%
10/16/2006	2/7/2007	Ergo Science Corp.	1:200	$2.10	200.0%	219.7%	219.1%
8/15/2006	1/10/2007	Pegasus Communications Corporation	1:100	$3.25	44.4%	41.2%	39.1%
6/1/2006	1/24/2006	Eupa International Corporation	1:7,999	$0.40	NM	NM	NM
5/16/2006	9/8/2006	Bactolac Pharmaceuticals	1:500	$4.00	11.1%	9.7%	9.3%
3/31/2006	8/30/2006	Mestek, Inc.	1:5,000	$15.24	21.8%	23.0%	20.5%
1/26/2006	12/4/2006	Home City Financial Corp.	1:210	$17.10	11.9%	12.9%	13.4%
1/24/2006	8/4/2006	Yadkin Valley Company	1:50	$78.00	39.3%	39.3%	39.3%
11/2/2005	1/19/2006	Collins Industries, Inc.	1:300	$7.70	14.0%	14.6%	13.9%
10/21/2005	1/10/2006	Sagient Research Systems Inc.	1:101	$0.12	33.3%	50.0%	76.5%
10/14/2005	3/13/2006	Major Automotive Companies, Inc.	1:1,000	$1.90	35.7%	43.7%	33.9%
10/7/2005	3/30/2006	ITEC Attractions Inc.	1:381,426	$0.27	11.1%	11.2%	11.5%
9/16/2005	3/15/2006	PVC Container Corp	1:2,000	$2.39	99.2%	94.3%	96.1%
8/29/2005	2/15/2006	Hia Inc.	1:45,000	$0.60	39.5%	36.4%	37.9%
6/21/2005	9/1/2006	American Education Corp.	1:2,000	$11.00	54.5%	36.7%	37.0%
				Low	-9.1%	-9.6%	-10.8%
				Mean	51.8%	52.6%	49.8%
				Median	37.5%	38.0%	37.5%
				High	216.7%	219.7%	219.1%

[(1)] Per Capital IQ, SDC and public filings.

Page 26

Appendix C Additionally, GH&F performed a Premium Analysis that involved a review of transactions involving the sale of public companies. The analysis examines the premiums represented by the purchase price per share of the transactions as compared to the market prices of the targets at certain points in time. This analysis is based on information obtained from SEC filings, public company disclosures, press releases, databases and other sources. The comparable transactions used in this analysis were selected based on the following: All industry types except for oil and gas and banking industries; Deals completed between September 17, 2007 and September 17, 2009 with transaction values between $50 million and $250 million; Transactions in which greater than 90% of the target was acquired; and Excludes share repurchases and hostile transactions. This search yielded 83 transactions which satisfied the selection criteria. Premium Analysis Detail Page 27

Appendix C

Premium Analysis Detail

Date Effective	Target Name	Business Description	Acquiror Name	Premiums One Day	One Week	Four Week
09/09/2009	FiberNet Telecom Group Inc	Pvd telecommun svcs	Zayo Group LLC	15.2%	10.3%	9.1%
08/13/2009	SoftBrands Inc	Dvlps,whl entrp software	Steel Holdings Inc	95.7%	91.7%	206.7%
07/30/2009	Cornerstone Therapeutics Inc	Mnfr pharm	Chiesi Farmaceutici SpA	-26.7%	-3.5%	49.1%
07/27/2009	Borland Software Corp	Dvlp,whl database software	Micro Focus International PLC	87.5%	100.0%	167.9%
06/26/2009	SiRF Technology Holdings Inc	Mnfr,whl semiconductor	CSR PLC	90.0%	103.2%	25.9%
06/24/2009	Catapult Communications Corp	Dvlp commun software	IXIA	9.5%	23.8%	34.5%
06/01/2009	Gevity HR Inc	Pvd human capital mgmt svcs	TriNet Group Inc	97.0%	88.7%	75.4%
04/03/2009	Hifn Inc	Mnfr semiconductors	EXAR Corp	58.7%	37.0%	20.5%
03/31/2009	Pharmanet Development Grp Inc	Pvd clinical research svcs	JLL Partners Inc	273.1%	240.1%	300.0%
03/16/2009	American Land Lease Inc	RE invest trust	Green Courte Partners LLC	264.1%	273.7%	305.7%
02/25/2009	Targanta Therapeutics Corp	Biopharm co	Medicines Co	96.1%	227.9%	102.0%
02/02/2009	Meadow Valley Corp	Pvd constr contractor svcs	Insight Equity I LP	22.2%	19.7%	25.0%
01/28/2009	Transmeta Corp	Mnfr semiconductor	Novafora Inc	38.2%	38.4%	29.5%
01/27/2009	Centerplate Inc	Pvd catering,concession svcs	Kohlberg & Co LP	-17.5%	-43.6%	-39.0%
01/07/2009	Genelabs Technologies Inc	Mnfr pharm prod	GlaxoSmithKline PLC	465.2%	306.3%	202.3%
01/05/2009	Memory Pharmaceuticals Corp	Biopharmaceutical co	Roche Holding AG	317.8%	306.7%	771.4%
01/05/2009	Turbochef Technologies Inc	Mnfr,whl advanced ovens	The Middleby Corp	15.5%	23.5%	54.8%
12/29/2008	SM&A	Pvd sys engineering svcs	Odyssey Invest Partners LLC	159.3%	131.5%	109.0%
12/23/2008	Pharmacopeia Inc	Biotech co	Ligand Pharmaceuticals Inc	43.8%	39.4%	-22.5%
11/24/2008	Cherokee International Corp	Mnfr power supplies	Lineage Power Holdings Inc	33.3%	48.8%	16.8%
11/20/2008	Ashworth Inc	Mnfr,whl sport apparel	TaylorMade-adidas Golf	9.8%	-26.4%	-40.1%
11/03/2008	Pharsight Corp	Dvlp Internet software	Tripos LP	37.8%	33.5%	28.2%
11/03/2008	Captaris Inc	Dvlp bus automation software	Open Text Corp	28.3%	27.3%	35.2%
10/30/2008	Napster Inc	Dvlp digital media software	Best Buy Co Inc	94.9%	97.8%	82.8%
10/27/2008	Econergy Intl PLC	Pvd electric svcs	Suez Energy SA Participacoes	41.4%	41.7%	50.5%
10/24/2008	Nevada Chem Inc	Mnfr,whl liquid sodium cyanide	Investor Group	37.7%	34.4%	35.7%
10/10/2008	Catalyst Semiconductor Inc	Mnfr,whl semiconductors	ON Semiconductor Corp	53.7%	54.1%	42.5%
10/07/2008	Motive Inc	Dvlp mgmt software	Alcatel Lucent SA	52.7%	23.9%	53.8%
09/29/2008	Memry Corp	Mnfr nickel-titanium prod	SAES Getters SpA	73.1%	74.3%	69.6%
09/16/2008	Industrial Rubber Products Inc	Mnfr,whl elastomeric materials	Industrial Rubber Products Inc	57.1%	50.0%	50.0%
09/05/2008	Tumbleweed Communications Corp	Dvlp messaging software	Tornado Acquisition Corp	52.5%	46.0%	104.6%
08/29/2008	Credence Systems Corp	Mnfr automatic test equip	LTX Corp	37.8%	46.0%	64.1%
08/29/2008	Optium Corp	Mnfr optical subsys	Finisar Corp	2.3%	-0.1%	15.8%

Page 28

Appendix C

GH&F

Premium Analysis Detail

Date Effective	Target Name	Business Description	Acquiror Name	Premiums One Day	One Week	Four Week
08/21/2008	SGX Pharmaceuticals Inc	Biotech co	Eli Lilly & Co	109.8%	106.9%	125.6%
08/21/2008	HireRight Inc	Pvd employment screening svcs	US Investigations Services Inc	95.2%	95.2%	121.9%
08/15/2008	MEDecision Inc	Dvlp health care mgmt software	Health Care Service Corp	309.4%	288.9%	369.8%
08/15/2008	CAM Commerce Solutions Inc	Dvlp retailing software	Great Hill Partners LLC	7.9%	12.1%	10.4%
08/06/2008	Barrier Therapeutics Inc	Mnfr pharm	Stiefel Laboratories Inc	135.8%	89.5%	66.7%
08/05/2008	Iomai Corp	Mnfr vaccine,immune sys	Intercell AG	147.2%	180.9%	170.5%
08/04/2008	Angelica Corp	Pvd med linen supply svcs	Clothesline Holdings Inc	33.7%	29.3%	33.8%
08/01/2008	Radyne Corp	Mnfr,whl data commun equip	Comtech Telecommun Corp	48.6%	47.6%	34.8%
07/07/2008	EP MedSys Inc	Mnfr,dvlp med,hosp supplies	St Jude Medical Inc	112.8%	93.6%	93.6%
07/02/2008	Clayton Holdings Inc	Pvd consulting svcs	Greenfield Partners LLC	24.5%	10.7%	40.9%
07/01/2008	Golden Cycle Gold Corp	Gold,copper mining	AngloGold Ashanti Ltd	28.7%	32.2%	28.7%
06/30/2008	SYS Technologies Inc	Pvd info connectivity svcs	Kratos Defense & Security	70.2%	65.9%	96.7%
06/30/2008	ESS Technology Inc	Mnfr semiconductors	Imperium Partners Group LLC	36.7%	36.7%	42.6%
06/27/2008	Kosan Biosciences Inc	Pvd coml research svcs	Bristol-Myers Squibb Co	229.3%	243.8%	231.3%
06/18/2008	NetManage Inc	Dvlp application software	Micro Focus International PLC	73.5%	74.3%	71.4%
06/17/2008	Restoration Hardware Inc	Own,op home furnishings stores	Catterton Partners	67.9%	57.9%	38.5%
06/11/2008	GMH Communities Trust	RE invest trust	American Campus Comm Inc	-1.0%	-3.1%	19.3%
06/10/2008	Encysive Pharmaceuticals Inc	Biotechnology co	Pfizer Inc	117.6%	200.5%	261.5%
06/09/2008	Iomega Corp	Mnfr,whl data storage devices	EMC Corp	44.7%	37.5%	35.1%
06/06/2008	Specialized Health Prod Intl	Mnfr disposable med devices	CR Bard Inc	8.7%	13.6%	22.0%
05/22/2008	WJ Communications Inc	Mnfr RF integrated circuits	TriQuint Semiconductor Inc	17.7%	17.7%	56.3%
05/16/2008	Synplicity Inc	Dvlp IC design software	Synopsys Inc	52.1%	54.4%	81.8%
05/02/2008	Renovis Inc	Mnfr pharm	Evotec AG	41.6%	38.7%	52.2%
04/30/2008	SigmaTel Inc	Mnfr semiconductors	Freescale Semiconductor Inc	67.6%	79.6%	53.1%
04/10/2008	Criticare Systems Inc	Mnfr,whl monitoring instr	Opto Circuits(India)Ltd	19.0%	26.4%	71.3%
04/01/2008	Manatron Inc	Dvlp,market web-base software	Thoma Cressey Bravo Inc	36.4%	37.9%	34.8%
04/01/2008	E-Z-EM Inc	Mnfr med imaging prod	Bracco Diagnostics Inc	27.9%	33.3%	23.6%
04/01/2008	Burke-Parsons-Bowlby Corp	Mnfr pressure treated wood	Stella-Jones Inc	27.4%	27.4%	27.4%
03/21/2008	Lifecore Biomedical Inc	Mnfr dental implants prod	EM Warburg Pincus & Co Inc	32.4%	26.9%	28.2%
03/06/2008	Document Sciences Corp	Dvlp content software	EMC Corp	79.1%	75.8%	71.3%
03/05/2008	VistaCare Inc	Pvd hospice care svcs	Odyssey HealthCare Inc	20.1%	17.7%	18.0%
02/13/2008	American Bank Note Holographic	Pvd sec holograms svcs	JDS Uniphase Corp	11.5%	9.5%	23.6%
02/11/2008	Carrier Access Corp	Mnfr broadband access equip	Turin Networks Inc	4.0%	7.0%	25.0%

Page 29

Appendix C

Premium Analysis Detail

Date Effective	Target Name	Business Description	Acquiror Name	Premiums One Day	Premiums One Week	Premiums Four Week
02/04/2008	Traffix Inc	Pvd Internet mktg svcs	New Motion Inc	122.4%	118.3%	106.8%
01/08/2008	Printronix Inc	Mnfr,whl printers	Vector Capital Corp	18.3%	18.5%	18.5%
12/31/2007	Coley Pharmaceutical Group Inc	Pvd research,dvlp svcs	Pfizer Inc	166.7%	145.4%	169.4%
12/28/2007	Natrol Inc	Mnfr dietary supplements	Plethico Pharmaceuticals Ltd	93.8%	69.2%	39.7%
12/13/2007	Cost-U-Less Inc	Own,op stores	North West Co Fund	11.9%	7.4%	15.4%
11/21/2007	National Home Health Care Corp	Pvd home health care svcs	Investor Group	7.9%	9.2%	21.4%
11/16/2007	Factory Card Outlet & Party	Own,operate card stores	AAH Holdings Corp	105.0%	147.8%	143.4%
11/07/2007	HemoSense Inc	Mnfr,dvlp,whl monitoring sys	Inverness Med Innovations Inc	33.9%	33.8%	33.6%
11/01/2007	National Health Realty Inc	Real estate investment trust	National HealthCare Corp	6.0%	7.5%	7.8%
10/29/2007	Smithway Motor Xpress Corp	Pvd trucking svcs	Western Express Inc	23.5%	20.0%	8.3%
10/22/2007	Champps Entertainment Inc	Own, op dining restaurants	F&H Acquisition Corp	-17.7%	-14.5%	-16.4%
10/01/2007	Web.com Inc	Pvd hosting,consulting svcs	Website Pros Inc	25.4%	30.0%	40.4%
09/25/2007	American Technical Ceramics	Mnfr ceramic capacitors	AVX Corp	47.2%	54.3%	62.0%
09/24/2007	New Brunswick Scientific Co	Mnfr,whl lab equip;hldg co	Eppendorf AG	43.2%	40.2%	47.3%
09/24/2007	NewWest Gold Corp	Gold mining	Fronteer Development Group Inc	36.0%	45.7%	27.7%
09/21/2007	CompuDyne Corpo	Mnfr security systems	Investor Group	34.4%	31.3%	24.8%
09/20/2007	Everlast Worldwide Inc	Mnfr,whl sports prod	Brands Holdings Ltd	42.6%	49.6%	67.2%

	One Day	One Week	Four Week
Low	-26.7%	-43.6%	-40.1%
Mean	68.1%	66.8%	76.3%
Median	41.6%	39.4%	42.5%
High	465.2%	306.7%	771.4%

	Total - Four Week	% of Total
Total Deals	83	100%
Deals with a Negative Premium	4	5%
Deals with Premium under 20%	14	17%
Deals with Premium under 30%	29	35%

Page 30

Appendix D Discounted Cash Flow Analysis Detail

Appendix D The Discounted Cash Flow (“DCF”) Analysis is used to calculate a range of theoretical values for the Company based on: (i) the net present value of the estimated future cash flows generated by the Company; and (ii) a terminal value, which is an estimate of the future value of the Company. The projected financial information was provided by the Company’s management and represents seven months of actual results and five months of forecast results for fiscal year 2009 and the 3/23 forecast for fiscal years 2010-2015. For purposes of this analysis, we used a range of discount rates from 17.0% to 21.0% and a range of EBITDA multiples for the terminal value of 6.5x to 8.5x. Multiples were determined by considering growth rates of comparable companies and information on trading multiples of comparable companies and transaction multiples of comparable transactions. Additionally, we also considered the nature of the Company’s business, the size of the Company relative to the comparable companies, its position in the industry, the inherent risk of the improved performance in an increasingly competitive industry and our recent experience in the M&A marketplace. Discount rates were based on the weighted average cost of capital (“WACC”) for comparable companies, business specific risk, including, without limitation, the Company’s track record in not meeting internal financial forecasts, the issues associated with growing the business as projected in the financial information provided by the Company management, size of the Company relative to its peers and other relevant factors. Discounted Cash Flow Analysis Detail Page 32

Page 33 Appendix D Discounted Cash Flow Analysis ($ in millions except per share data) 2009P Ending 1/30/10 (1) 2010P Ending 1/29/11 2011P Ending 1/28/12 2012P Ending 2/2/13 2013P Ending 2/1/14 2014P Ending 1/31/15 2015P Ending 1/30/16 -2 -2 -2 Present Total Sales $527 $1,141 $1,189 $1,237 $1,287 $1,337 $1,388 Value of Operating Cash Flow (Adjusted EBITDA) 56 72 80 83 91 94 98 Cash Flows Operating Income (EBIT) 43 43 53 58 68 74 82 Less: Federal Taxes @ 34.0% (15) (15) (18) (20) (23) (25) (28) Less State Taxes (2) (1) (1) (1) (1) (1) (1) (2) After-Tax Operating Income 28 28 34 37 44 48 52 Depreciation & Amortization 13 29 27 25 23 19 16 Capital Expenditures (6) (16) (16) (17) (17) (16) (16) Change in Working Capital 53 (0) (8) (8) (8) (7) (7) After-Tax Operating Cash Flows 88 41 37 37 42 44 45 Adjusted EBITDA Multiple: 7.5x 0 0 0 0 0 0 732 Total Cash Flows $88 $41 $37 $37 $42 $44 $777 Present NOL Subject to 382 (unwinding amounts) $3 $1 Value of NOL Not Subject to 382 (3) 96 81 NOL Beginning Balance NOL $99 $82 $39 $0 $0 $0 $0 EBIT (Full Year) 18 43 53 58 68 74 82 NOL Usage 18 43 39 - - - - Taxes Saved @ 34.0% 6 15 13 - - - - Ending Balance NOL 81 39 - - - - - Benefit to Free Cash Flow 6 15 13 - - - - Total Total Cash Flows Plus Benefit of NOL $94 $56 $50 $37 $42 $44 $777 Present Value of Cash Flows Enterprise Value Sensitivity Analysis NPV Cash Flows $210 NPV Terminal Value 240 $476 17.0% 19.0% 21.0% NPV of NOL Carry Forward 26 Adjusted 6.5x $477 $444 $414 Total Enterprise Value $476 EBITDA 7.5x $512 $476 $443 Multiple 8.5x $548 $508 $472 Plus: Cash (4) 2 Less: Debt (4) 349 Equity Value Sensitivity Analysis Total Equity Value $128 Discount Rate $128 17.0% 19.0% 21.0% EBITDA 6.5x $129 $96 $67 Assumptions Multiple 7.5x $165 $128 $95 Discount Rate 19.0% 8.5x $200 $160 $124 Adjusted EBITDA Multiple 7.5x Federal Tax Rate 34.0% Equity Value Sensitivity Analysis (Shares) State Tax Rate (2) 2.0% Discount Rate NPV Disc Cash Flow 17.0% 19.0% 21.0% EBITDA 6.5x $5.32 $3.97 $2.75 Multiple 7.5x $6.77 $5.28 $3.94 8.5x $8.20 $6.58 $5.12 Discount Rate

Appendix E Lake Financial Information

Lake Financial Information Income Statement ($ in millions) 2005 Ended 1/28/06 2006 Ended 2/3/07 2007 Ended 2/2/08 2008 Ended 1/31/09 2009P Ending 1/30/10 2010P Ending 1/29/11 2011P Ending 1/28/12 2012P Ending 2/2/13 2013P Ending 2/1/14 2014P Ending 1/31/15 2015P Ending 1/30/16 LTM 8/30/09 Last 5 Months 2009 Sales $804.5 $911.4 $969.4 $1,064.6 $1,079.5 $1,140.8 $1,188.6 $1,237.4 $1,286.7 $1,336.9 $1,387.7 $1,078.1 $527.2 Growth 13.3% 6.4% 9.8% 1.4% 5.7% 4.2% 4.1% 4.0% 3.9% 3.8% Cost of Sales $612.0 $686.7 $728.6 $794.1 $691.3 $822.6 $849.3 $881.6 $910.9 $943.3 $974.6 $862.3 $268.1 Gross Profit $192.4 $224.7 $240.8 $270.5 $388.3 $318.2 $339.3 $355.8 $375.7 $393.6 $413.0 $215.8 $259.1 Margin 23.9% 24.7% 24.8% 25.4% 36.0% 27.9% 28.5% 28.8% 29.2% 29.4% 29.8% 20.0% 49.1% Operating Expenses $194.6 $209.7 $252.1 $260.8 $370.3 $275.0 $285.8 $297.4 $307.7 $319.1 $331.2 $208.2 $216.2 EBIT ($2.2) $15.0 ($11.3) $9.7 $17.9 $43.2 $53.5 $58.3 $68.0 $74.5 $81.9 $7.6 $42.9 Margin NEG 1.6% NEG 0.9% 1.7% 3.8% 4.5% 4.7% 5.3% 5.6% 5.9% 0.7% 8.1% Depreciation and Amortization $18.2 $22.0 $26.9 $37.4 $30.2 $28.8 $26.6 $24.8 $23.2 $19.2 $15.8 $37.1 $12.6 EBITDA $16.0 $37.0 $15.5 $47.1 $48.1 $71.9 $80.1 $83.1 $91.2 $93.7 $97.6 $44.7 $55.5 Margin 2.0% 4.1% 1.6% 4.4% 4.5% 6.3% 6.7% 6.7% 7.1% 7.0% 7.0% 4.1% 10.5% Pro Forma Adjustments Nonrecurring Expenses (1) $0.0 $0.0 $6.5 $0.4 $1.2 $0.5 $0.0 $0.0 $0.0 $0.0 $0.0 ($0.0) $0.4 Pro Forma Adjusted EBITDA $16.0 $37.0 $22.0 $47.5 $49.3 $72.4 $80.1 $83.1 $91.2 $93.7 $97.6 $44.7 $56.0 Margin 2.0% 4.1% 2.3% 4.5% 4.6% 6.3% 6.7% 6.7% 7.1% 7.0% 7.0% 4.1% 10.6% Source: Company financial statements and management forecast. (1) Represents expenses related to store closings, severance costs, write off of internal web development (2007 only) and reversal of exit costs for reopened outlet stores (2008 only). Page 35